SECURITIES AND EXCHANGE COMMISSION

			Washington, D.C.  20549

		________________________________________

				FORM 8-K


			     CURRENT REPORT
		________________________________________

	Pursuant to Section 13 or 15(d) of the Securities Exchange
				Act of 1934


	Date of Report (Date of earliest event reported):  April 19, 1995


			SHAWMUT NATIONAL CORPORATION
	     (Exact Name of Registrant as Specified in Charter)


	Delaware                1-10102               06-1212629
	(State or other      (Commission File        (IRS Employer
	jurisdiction of       Number)                Identification No.)
	Incorporation)



	777 Main Street, Hartford, Connecticut              06115
	One Federal Street, Boston, Massachusetts           02211
	(Address of principal executive offices)          (Zip Code)


Registrant's telephone number, including area code:     (203) 986-2000
							(617) 292-2000


			Not Applicable
	  (Former Name or Former Address, if Changed Since Last Report)

		      Page 1 of 21 pages
		 Exhibit Index located on Page 4

	ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL
		INFORMATION AND EXHIBITS.

       The following exhibits are filed with this Current
       Report on Form 8-K:


	EXHIBIT
	NUMBER                          DESCRIPTION

	99.1                Press Release of Shawmut National
			    Corporation, dated April 19, 1995.

				SIGNATURES

	Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


				 SHAWMUT NATIONAL CORPORATION

				 By:  (Susan E. Lester)
				      ____________________
				       Susan E. Lester
				       Chief Financial Officer and
				       Executive Vice President


	Dated:  April 19, 1995

					    EXHIBIT INDEX


	EXHIBIT                                           PAGE
	NUMBER                DESCRIPTION                NUMBER

	99.1       Press Release of the Company, dated      5
		   April 19, 1995, entitled "Shawmut
		   National Corporation reports first
		   quarter operating results of $85.7
		   million, or $.66 per common share."

SHAWMUT NATIONAL CORPORATION
1995 First Quarter Results

News Media Contact:                                     Investor Contact:
Vincent Loporchio                                         Thomas R. Rice
(617) 292-3239                                            (203) 986-4872

 SHAWMUT NATIONAL CORPORATION REPORTS FIRST QUARTER OPERATING RESULTS OF
		      $85.7 MILLION, OR $.66 PER COMMON SHARE
____________________________________________________________________________

BOSTON, Mass., and HARTFORD, Conn., April 19, 1995 - Shawmut National Corporation (NYSE: SNC) reported operating income of $85.7 million for the first quarter of 1995, or $.66 per common share, an increase of 6 percent from the $.62 per common share earned in the first quarter of 1994. First quarter 1995 operating income excluded a $36.9 million pre-tax charge ($23.1 million after-tax) for the settlement of certain employee retirement benefits triggered by the agreement to merge with Fleet Financial Group. Including this charge, net income for the first quarter of 1995 was $62.6 million, or $.47 per common share.

Commenting on first quarter results, Joel B. Alvord, Shawmut's chairman and chief executive officer said, "We are pleased with Shawmut's year-over-year earnings improvement. The leading factor driving earnings growth continues to be Shawmut's enhanced efficiency. Annualized noninterest expenses for the quarter declined by approximately $114 million from the level a year ago after adjusting for purchase acquisitions and one-time items. In addition, despite the pressures of rising funding costs, the level of net interest income was maintained."

Mr. Alvord continued, "During the first quarter Shawmut National completed the acquisition of the business finance division of Barclays Business Credit which was renamed Shawmut Capital Corporation. This acquisition diversifies Shawmut's loan portfolio, expands Shawmut's presence in the high-growth, high-return asset-based lending business and enhances earnings."

On February 21, 1995, Shawmut entered into an agreement to merge with the Fleet Financial Group of Providence, Rhode Island. This transaction will create one of the ten largest banking companies in the United States. The merged company will be the only bank ranked in the top ten which is headquartered in New England. Commenting on the pending Fleet merger Mr. Alvord observed, "The approval process has not encountered any unanticipated issues, and we remain comfortable with the expectation of a closing before year-end."


INCOME STATEMENT HIGHLIGHTS
____________________________________________________________________________
($ in millions)

				     1995                        1994

				1Q(1)     1Q          4Q        3Q      2Q(2)      1Q
				(Pro    (Actual)
				forma)
Net Interest Income (T-E)     $  273.2  $  273.2  $  265.9  $  268.9  $  268.7  $  275.4
Tax Equivalent Adjustment        (2.9)     (2.9)     (2.5)     (3.0)     (3.0)     (2.9)
Net Interest Income              270.3     270.3     263.4     265.9     265.7     272.5
Noninterest Income                95.3      95.3     104.2      91.7      93.9      88.7
Noninterest Expenses (3)         228.7     228.7     224.5     226.4     238.0     241.8
Provision for Credit Losses       ----      ----      ----      ----      ----       3.0
  Subtotal                       136.9     136.9     143.1     131.2     121.6     116.4
Merger Related Charges            ----      36.9      ----      ----     100.9      ----
Restructuring Related Charges     ----      ----      ----      ----      39.8      ----
Pre-Tax Income (Loss)            136.9     100.0     143.1     131.2    (19.1)     116.4
Income Taxes (Benefit)            51.2      37.4      49.6      45.9      (.4)      39.1
Net Income (Loss)              $  85.7  $   62.6  $   93.5  $   85.3  $ (18.7)  $   77.3
PERFORMANCE RATIOS
ROA (%)                           1.04       .76      1.17      1.09     (.24)      1.02
ROCE (%)                         15.45     10.98     17.59     16.52    (4.49)     15.47
Net Interest Margin (%)           3.55      3.55      3.65      3.78      3.76      3.91
Efficiency Ratio(%)(3)(4)         62.0      62.0      60.5      62.8      65.4      65.7
COMMON SHARE DATA:
Net Income (Loss) ($)              .66       .47       .74       .68     (.19)       .62

(1) First quarter 1995 results before the $23.1 million after-tax merger-related charge.
(2) Second quarter 1994 results include merger-related charges totaling $73.9 million after-tax, and a restructuring charge of $25.9 million after-tax. Excluding these items, net income would have been $81.1 million, or $.65 per common share, return on average assets 1.05 percent and return on average common equity 15.40 percent.
(3) Excludes merger and restructuring-related charges.
(4) Excludes securities gains and losses and provision for foreclosed properties.

Net Interest Income

Tax-equivalent net interest income for the first quarter of 1995 was $273.2 million, an increase of $7.3 million, or 3 percent, relative to the fourth quarter. This increase in net interest income resulted from an increase in average interest-earning assets of $1.8 billion during the quarter. The growth in average interest-earning assets was primarily due to the purchase acquisition of Shawmut Capital which closed on January 31, 1995 with $2.4 billion in assets as of that date.

Net interest margin declined by 10 basis points in the first quarter to 3.55 percent from the fourth quarter margin of 3.65 percent. The margin decline resulted from the liability sensitive nature of Shawmut's balance sheet in an environment of rising interest rates. Consistent with its strategy in recent quarters, Shawmut has extended funding maturities while shortening asset maturities to lessen liability sensitivity. These risk-reduction actions have contributed to the decline in net interest margin. One measure of interest rate risk is the one year gap measuring the dollar amount of liabilities which reprice within one year in excess of assets repricing over the same time period. At March 31, 1995, this one year gap was approximately $1.2 billion showing significantly less liability sensitivity from the $5.9 billion one year gap reported a year ago.


NET INTEREST INCOME
___________________________________________________________________________
($ in millions)


				1995                      1994
				 1Q         4Q         3Q         2Q          1Q
Average Balances
Loans                        $  20,248  $  18,174  $  17,516  $  17,674  $  17,170
Securities                      10,026     10,226     10,079     10,358     10,446
Other Earning Assets               627        679        800        550        670
 Total Earning Assets        $  30,901  $  29,079  $  28,395  $  28,582  $  28,286

Net Interest Margin (%)           3.55       3.65       3.78       3.76       3.91
Net Interest Income (T-E)    $   273.2  $   265.9  $   268.9  $   268.7  $   275.4


Noninterest Income of $95.3 Million

Noninterest income was $95.3 million for the first quarter of 1995, an increase of $6.6 million, or 7 percent relative to the first quarter of 1994. First quarter 1995 noninterest income declined, however, by $8.9 million from
the fourth quarter of 1994.   This reduction was primarily the result of a
decline in gains on sales of mortgage servicing rights, which totaled $.1 million in the first quarter of 1995, a decline of $8.1 million from the $8.2 million recorded in the fourth quarter. Also contributing to the decline in noninterest income this quarter was a $1.2 million loss on foreign exchange trading which represented an adverse swing of $4.0 million relative to the $2.8 million earned in the fourth quarter of 1994. Noninterest income totaling $3.3 million was generated by Shawmut Capital which added $1.0 million to customer service fees and $2.3 million to other income.


NONINTEREST INCOME
____________________________________________________________________________
($ in millions)

				1995                  1994
				 1Q       4Q       3Q       2Q       1Q
Customer Service Fees        $  51.6  $  49.8  $  48.7  $  48.8  $  48.5
Trust and Agency Fees           30.8     30.5     28.5     29.1     29.4
Loan Servicing                   4.3     12.6      4.6     10.5      4.5
Foreign Exchange Trading       (1.2)      2.8     ----    (1.1)     (.7)
Trading Account Profits          1.3      1.0      1.0      1.3      1.2
Residential Mortgage Sales      (.1)     (.1)       .9       .1      1.0
Securities Gains (Losses)       (.1)     ----       .8     ----     (.8)
Other                            8.7      7.6      7.2      5.2      5.6
Total Noninterest Income     $  95.3  $ 104.2  $  91.7  $  93.9  $  88.7

Noninterest Expenses Continues to Show Efficiency Improvements

Shawmut reported noninterest expenses of $228.7 million, excluding the $36.9 million charge associated with the settlement of certain employee retirement benefits caused by the agreement to merge with Fleet. First quarter 1995 noninterest expenses included $9.0 million attributable to Shawmut Capital. The quarter's compensation expenses also included $2.9 million of stock incentive adjustments reflecting the increase in Shawmut's stock price during the quarter which was strongly influenced by the announcement of the agreement to merge with Fleet. Noninterest expenses before these items would have been $216.8 million, a decline of $7.7 million, or 3 percent, relative to the fourth quarter of 1994. On a comparable basis excluding the expenses of purchase acquisitions, quarterly noninterest expenses declined by approximately $28.5 million relative to the first quarter of 1994 for annualized savings of $114 million. The actions which produced these results were a part of the company's continuing cost management program and acquisition consolidation.


NONINTEREST EXPENSES
_____________________________________________________________________________
($ in millions)
				 1995                   1994
				  1Q        4Q       3Q        2Q        1Q
Compensation                  $  100.1  $  91.9  $  97.9  $  100.0  $  102.2
Employee Benefits                 19.6     19.0     20.9      22.6      23.6
 Personnel Expense               119.7    110.9    118.8     122.6     125.8
Occupancy                         23.8     24.2     23.8      25.0      26.3
Equipment                         14.8     14.5     14.2      13.1      13.4
FDIC Insurance                    11.0     10.5     10.3      11.1      11.8
Communications                    11.4     12.2     10.3      10.1      10.4
Advertising                        6.0      4.3      4.5       6.6       4.5
Foreclosed Properties
Expense                            1.6      1.0       .5       2.5       3.7
Goodwill Amortization              4.0      2.6      2.0       1.8       1.7
Provision for Foreclosed
Properties                        ----       .5       .6        .9       2.0
Other                             36.4     43.8     41.4      44.3      42.2
 Subtotal                        228.7    224.5    226.4     238.0     241.8
Merger Related Expenses           36.9     ----     ----     100.9      ----
Restructuring Related
Expenses                          ----     ----     ----      39.8      ----
Total Noninterest Expenses    $  265.6  $ 224.5  $ 226.4  $  378.7  $  241.8
Branches (not restated)            333      338      354       367       270
Employees (FTE's)                9,536    9,565    9,970    10,495    11,002
Efficiency Ratio (percent)        62.0     60.5     62.8      65.4      65.7

Total personnel expenses in the first quarter increased by $8.8 million, or 8 percent relative to the $110.9 million level reported in 1994's fourth quarter. This increase included compensation expense for Shawmut Capital of $5.9 million as well as the $2.9 million expense for stock incentives discussed above. Without these two items, personnel expense would have been $110.9 million, flat compared with the fourth quarter of 1994, and down $14.9 million, or 12 percent, from the first quarter one year ago. The year-over-year cost savings followed a decline in head count of 1,466, or 13 percent, measured on a full-time equivalent (FTE) basis relative to the first quarter of 1994. This was accomplished despite the addition of approximately 300 FTE's at Shawmut Capital.

No Provision for Credit Losses for the First Quarter of 1995

The first quarter of 1995 continued Shawmut's 1994 pattern of having no provision for credit losses. (An originally reported zero provision in the first quarter of 1994 was restated to $3.0 million to reflect provisioning actions of acquired banks). As discussed in more detail below, the reserve for credit losses increased by $17.1 million as acquired reserves within Shawmut Capital exceeded net charge-offs during the reporting period. With continuing increases in reserve coverage and improving credit quality in the loan portfolio, Shawmut does not currently anticipate that provisions for credit losses will be necessary in the first half and possibly all of 1995.

Net charge-offs were $24.6 million during the first quarter of 1995. This compares with net charge-offs of $25.7 million in the fourth quarter of 1994 and $33.7 million during the first quarter a year ago.

Income Taxes

Income taxes for the first quarter of 1995 were $37.4 million, representing an effective income tax rate of 37.4 percent. This compares with income taxes of $39.1 million for the comparable prior year quarter, or an effective income tax rate of 33.6 percent.


ASSET SUMMARY
___________________________________________________________________________
($ in millions)


				1995                    1994

				 1Q        4Q        3Q        2Q        1Q
Average Balances
Cash and Due from Banks      $  1,350  $  1,475  $  1,478  $  1,464  $  1,551
Loans                          20,248    18,174    17,516    17,674    17,170
Reserve for Credit Losses       (563)     (562)     (595)     (633)     (668)
Net Loans                      19,685    17,612    16,921    17,041    16,502
Securities                     10,026    10,226    10,079    10,358    10,446
Other Earning Assets              627       679       800       550       670
 Total Earning Assets          30,901    29,079    28,395    28,582    28,286
Other Assets                    1,836     1,670     1,701     1,696     1,584
 Total Assets                $ 33,524  $ 31,662  $ 30,979  $ 31,109  $ 30,753

End of Period Balances
Cash and Due from Banks      $  1,485  $  1,986  $  1,461  $  1,320  $  1,358
Loans                          21,135    18,487    17,736    17,329    17,559
Reserve for Credit Losses       (559)     (542)     (568)     (590)     (639)
Net Loans                      20,576    17,945    17,168    16,739    16,920
Securities                      9,873     9,992    10,287     9,846    10,365
Other Earning Assets              409       849       635     1,095       735
Total Earning Assets           31,417    29,328    28,658    28,270    28,659
Other Assets                    1,847     1,627     1,801     1,692     1,869
 Total Assets               $  34,190  $ 32,399  $ 31,352  $ 30,692  $ 31,247

Average Interest-Earning Assets Increase by $1.8 Billion in First Quarter

Shawmut's total average interest-earning assets increased by $1.8 billion, or 6 percent, from the fourth quarter of 1994. This increase included a $1.7 billion increment to average interest-earning assets from the purchase acquisition of Shawmut Capital on January 31, 1995. At quarter end, Shawmut Capital had $2.8 billion in assets, including $2.6 billion in loans.


LOANS BY TYPE
___________________________________________________________________________
(Period End - $ in millions)

				      1995                           1994
				       1Q           4Q          3Q           2Q         1Q
Commercial/Industrial             $  9,644.0  $  7,006.4  $  6,201.3  $  5,992.7  $  6,188.7
Owner-Occupied
 Commercial Real Estate              1,564.7     1,412.0     1,423.4     1,407.1     1,421.8
Real Estate Investor/Developer
 Commercial Mortgage                 1,231.6     1,309.2     1,401.3     1,461.0     1,518.7
 Construction & Other                  136.4       157.4       150.5       150.9       152.1
Total Investor/Developer             1,368.0     1,466.6     1,551.8     1,611.9     1,670.8
Consumer
 Residential Mortgage                5,541.2     5,592.1     5,608.1     5,474.0     5,570.3
 Home Equity                         1,582.9     1,625.7     1,628.8     1,609.9     1,580.1
 Installment/Other                   1,434.0     1,384.3     1,322.5     1,233.5     1,127.5
Total Consumer                       8,558.1     8,602.1     8,559.4     8,317.4     8,277.9
  TOTAL                           $ 21,134.8  $ 18,487.1  $ 17,735.9  $ 17,329.1  $ 17,559.2

Loans Increase by $2.6 Billion
Shawmut's period-end loan portfolio grew by $2.6 billion, or 14 percent, in the first quarter of 1995 from December 31, 1994. Shawmut Capital displayed robust growth with loans rising by $157 million from the $2.4 billion on the January 31, 1995 acquisition date to $2.6 billion at quarter end. Declines in the investor/developer portfolio and residential mortgages of $98.6 million and $50.9 million, respectively, were offset by growth in the commercial and industrial portfolio of $155.9 million (excluding Shawmut Capital), and an increase of $49.7 million in consumer installment lending.


CREDIT QUALITY
______________________________________________________________________________
($ in millions)


				     1995                        1994

				      1Q          4Q         3Q        2Q        1Q
Nonaccruing Loans                 $  228.4     $  224.0  $  265.9  $  285.2  $  328.6
Foreclosed Properties                 11.9         18.8      32.1      42.5      51.5
Total Problem Assets              $  240.3     $  242.8 $   298.0  $  327.7  $  380.1

Restructured Loans                $   29.8     $  41.8  $    31.1  $   63.8  $   63.6
Accruing Loans Past Due
 90 Days or More                  $   55.6     $  43.3  $    53.1  $   47.8  $   46.4
Reserve for Credit Losses         $  559.2     $ 542.1  $   567.8  $  589.8  $  638.5
Problem Assets as a Percent
 of Loans Plus Foreclosed
 Properties                          1.14%       1.31%      1.68%     1.89%     2.16%
Reserve as a Percent of
 Nonaccruing Loans                    245%        242%       214%      207%      194%
PROBLEM ASSET FLOWS
Inflows                           $  102.0(1)  $  55.4  $    64.9  $   56.8  $   52.6
Outflows(2)                       $   69.0(3)  $  69.9  $    60.9  $   67.1  $   58.9


(1) Includes $36.9 million from the purchase of Shawmut Capital.
(2) Outflows are cash payments, transfers to accruing or to restructured, and sales.
(3) Includes $15.6 million identified as assets held for accelerated disposition.

Problem Assets Decrease by 1 Percent during the First Quarter of 1995

Total problem assets at March 31, 1995 decreased to $240.3 million, a decrease of $2.5 million, or 1 percent, from $242.8 million at December 31, 1994 and down $139.8 million, or 37 percent, from $380.1 million a year ago. The acquisition of Shawmut Capital added $14.1 million to problem asset totals at period end. An additional $13.0 million of assets within Shawmut Capital were identified as problem assets held for accelerated disposition. The ratio of nonaccruing loans plus foreclosed properties to loans plus foreclosed properties declined to 1.14 percent at March 31, 1995, compared with 1.31 percent at December 31, 1994 and 2.16 percent at March
31, 1994. Foreclosed properties declined by $6.9 million, or 37 percent, to $11.9 million at March 31, 1995 from $18.8 million at December 31, 1994.



RESERVE FOR CREDIT LOSSES
___________________________________________________________________________
($ in millions)

				     1995                    1994

				      1Q        4Q        3Q        2Q          1Q
Balance at Beginning of Period    $  542.1  $  567.8  $  589.8  $  638.5    $  669.2
Net Charge-offs                       24.6      25.7      26.3      48.7(1)     33.7
Addition for Loans Purchased          41.7      ----       4.3      ----        ----
Provision for Credit Losses           ----      ----      ----      ----         3.0
Balance at End of Period          $  559.2  $  542.1  $  567.8  $  589.8    $  638.5

Provision for Foreclosed
Properties                        $   ----  $     .5  $     .6  $     .9    $    2.0
Reserve as a Percent of
 Nonaccruing Loans                    245%      242%      214%      207%        194%


(1) Includes $24.7 million relating to the acquired institutions.


Reserve Coverage of Nonaccruing Loans Rises to 245 Percent

The reserve for credit losses was $559.2 million at March 31, 1995, compared with $542.1 million at December 31, 1994 and $638.5 million at March 31, 1994. Reserves of $41.7 million were added with the acquisition of Shawmut Capital. Reserve coverage improved over year-ago levels as the ratio of the reserve for credit losses to nonaccruing loans was 245 percent at March 31, 1995, compared with 194 percent a year earlier. The reserve coverage was 242 percent at December 31, 1994. Net charge-offs were $24.6 million in the first quarter, down $9.1 million, or 27 percent, from the same quarter a year ago.


CAPITAL
____________________________________________________________________________
($ in millions, except per share data)


				   1995                     1994

				    1Q       4Q        3Q        2Q         1Q
BALANCES
 Common Equity                  $  2,083  $  2,019  $  1,951  $  1,890  $  1,937
 Tangible Common Equity (a)        1,726     1,865     1,800     1,772     1,828
 Total Shareholders' Equity        2,386     2,197     2,129     2,068     2,130
 Tier 1 Capital                    2,062     2,091     2,017     1,979     2,043
 Total Capital                     3,145     2,919     2,858     2,814     2,904
 Goodwill                            357       154       152       119       108
 Total Intangibles                   370       168       168       136       127
 Total Assets                     34,190    32,399    31,352    30,692    31,247
CAPITAL RATIOS (%)
 Common Equity                      6.09      6.23      6.22      6.16      6.20
 Tangible Common Equity             5.05      5.75      5.74      5.77      5.85
 Tier 1 Capital (b)                 7.33      8.27      8.47      8.49      8.90
 Total Capital  (b)                11.19     11.55     11.99     12.07     12.65
 Leverage                           6.21      6.62      6.54      6.38      6.66
PER SHARE DATA
 Book Value Per Share ($)          17.06     16.72     16.32     15.93     16.41
 Average Common
 Shares Outstanding (millions)     121.6     120.3     119.3     118.4     117.8

(a) Defined as common equity less goodwill.
(b) As a percent of risk adjusted assets. First quarter 1995 data are preliminary.


Book Value Increases to $17.06 Per Share

Book value per share increased by $.34, or 2 percent, to $17.06 per share during the first quarter of 1995 as common shareholders' equity increased by $64 million. Shawmut's preliminary Tier 1 and Total risk-based capital ratios were 7.33 percent and 11.19 percent, respectively, at March 31, 1995, compared with 8.27 percent and 11.55 percent, respectively, at December 31, 1994. The declines in capital ratios resulted from the increases in both assets and goodwill as a result of the acquisition of Shawmut Capital. During the first quarter Shawmut issued $125 million of fixed rate perpetual preferred stock which counted toward Tier 1 capital. Shawmut also added to Total capital through the issuance of $250 million of subordinated bank notes. The Leverage ratio, a measure of Tier 1 capital to average quarterly assets, was 6.21 percent at March 31, 1995, compared with 6.62 percent at December 31, 1994. The Corporation's and its principal banking subsidiaries' risk-based capital and leverage ratios continue to exceed the ratios designated for well-capitalized financial institutions.


COMMON STOCK/OTHER DATA
____________________________________________________________________________

				   1995                1994

				    1Q      4Q      3Q      2Q      1Q
Market Value Per Share ($)
 End of Period                    26 3/8  16 3/8  20 3/4      22  20 1/4
 High                             26 5/8  20 7/8      23  24 3/4  23 7/8
 Low                              17 3/8  16 3/8  20 5/8  19 1/2  20 1/8
Average Daily Volume (000)         1,186     503     448     632     499
Book Value Per Share(1) ($)        17.06   16.72   16.32   15.93   16.41
Dividends Declared Per Share ($)     .22     .22     .20     .20     .20
Market-to-Book (period-end)         1.55     .98    1.27    1.38    1.23

(1) Period End



Other Noteworthy Items in the Quarter Included:

Shawmut Completes Acquisition of Business Finance Division of Barclays Business Credit - January 31.

On January 31, 1995, Shawmut completed the acquisition of the business finance division of Barclays Business Credit, a U.S. commercial finance operation of Barclays PLC. A cash premium of $290 million was paid. The unit was renamed Shawmut Capital Corporation, and operates as a subsidiary of Shawmut Bank Connecticut, N.A. Based in Glastonbury, Connecticut, Shawmut Capital Corporation provides secured corporate financing to middle-market companies through 16 offices -- 14 located outside of New England. As of March 31, 1995, loans were $2.6 billion, more than 90 percent with borrowers outside of New England.

Shawmut and Fleet Agree to Merge - February 21

On February 21, 1995, Shawmut National Corporation and Fleet Financial Group entered into an Agreement and Plan of Merger. The proposed merger will create one of the ten largest banks in the country and the only one headquartered in New England. The combined institution has pro-forma financial characteristics including more than $80 billion in assets, a retail network of nearly 1,000 branches, $56 billion in deposits and a market capitalization of $9 billion. Nationally it will rank as the largest third-party student loan servicer, the second largest mortgage company, the third largest small business loan portfolio, the sixth largest retail branch network and the tenth largest commercial loan portfolio. The merger is expected to be completed by the end of 1995.

SHAWMUT NATIONAL CORPORATION
FINANCIAL HIGHLIGHTS

(in millions, except                                                   QUARTER ENDED
  per share data)                             MAR 95        DEC 94        SEP 94        JUN 94        MAR 94
INTEREST INCOME
  AND EXPENSES
Tax-equivalent interest
  and dividend income                      $     584.3   $     524.6   $     492.8   $     474.6   $     457.3
Interest expense                                 311.1         258.7         223.9         205.9         181.9
Tax-equivalent net
  interest income                                273.2         265.9         268.9         268.7         275.4
Tax-equivalent adjustment                          2.9           2.5           3.0           3.0           2.9
Net interest income                              270.3         263.4         265.9         265.7         272.5
Provision for credit losses                                                                                3.0
Net interest income after provision
  for credit losses                              270.3         263.4         265.9         265.7         269.5

NONINTEREST INCOME
Customer service fees                             51.6          49.8          48.7          48.8          48.5
Trust and agency fees                             30.8          30.5          28.5          29.1          29.4
Securities gains (losses), net                    (0.1)         --             0.8          --            (0.8)
Other                                             13.0          23.9          13.7          16.0          11.6
  Total                                           95.3         104.2          91.7          93.9          88.7

NONINTEREST EXPENSES
Compensation and benefits                        119.7         110.9         118.8         122.6         125.8
Occupancy and equipment                           38.6          38.7          38.0          38.1          39.7
Foreclosed properties
  Provision                                       --             0.5           0.6           0.9           2.0
  Expenses                                         1.6           1.0           0.5           2.5           3.7
Merger related charges                            36.9                                     100.9
Restructuring related charges                                                               39.8
Other                                             68.8          73.4          68.5          73.9          70.6
  Total                                          265.6         224.5         226.4         378.7         241.8

Income (loss) before income taxes                100.0         143.1         131.2         (19.1)        116.4
Income taxes (benefit)                            37.4          49.6          45.9          (0.4)         39.1
Net income (loss)                          $      62.6   $      93.5   $      85.3   $     (18.7)  $      77.3

COMMON SHARE DATA
Net income (loss)                          $      0.47   $      0.74   $      0.68   $     (0.19)  $      0.62
Dividends declared                                0.22          0.22          0.20          0.20          0.20
Book value                                       17.06         16.72         16.32         15.93         16.41

Average shares                                   121.6         120.3         119.3         118.4         117.8
End of period shares                             122.1         120.8         119.6         118.6         118.0

Preferred dividends declared               $       6.0   $       3.9   $       3.9   $       3.8   $       3.9


								       QUARTER ENDED
(in millions)                                 MAR 95        DEC 94        SEP 94        JUN 94        MAR 94
AVERAGE BALANCES

Loans                                      $    20,248   $    18,174   $    17,516   $    17,674   $    17,170
Securities                                      10,026        10,226        10,079        10,358        10,446
Interest-earning assets                         30,901        29,079        28,395        28,582        28,286
Total assets                                    33,524        31,662        30,979        31,109        30,753

Core deposits                                   17,121        17,696        17,877        17,635        17,642
Other borrowings                                 8,340         7,546         7,527         9,101         9,292
Notes and debentures                             2,234         1,860         1,619         1,108           760
Interest-bearing liabilities                    26,539        24,639        24,034        24,174        23,831
Common shareholders' equity                      2,092         2,021         1,955         2,012         1,925
Shareholders' equity                             2,361         2,199         2,134         2,200         2,118

END OF PERIOD BALANCES

Loans                                      $    21,135   $    18,487   $    17,736   $    17,329   $    17,559
Securities                                       9,873         9,992        10,287         9,846        10,365
Interest-earning assets                         31,417        29,328        28,658        28,270        28,659
Total assets                                    34,190        32,399        31,352        30,692        31,247

Core deposits                                   16,871        18,337        17,788        18,245        17,251
Other borrowings                                 8,371         7,087         7,669         7,311        10,052
Notes and debentures                             2,397         2,022         1,634         1,609           859
Interest-bearing liabilities                    27,381        24,693        24,439        23,624        24,663
Common shareholders' equity                      2,083         2,019         1,951         1,890         1,937
Shareholders' equity                             2,386         2,197         2,129         2,068         2,130
Tier 1 capital (a)                               2,062         2,091         2,017         1,979         2,043
Total capital (a)                                3,145         2,919         2,858         2,814         2,904



(a)  March 1995 data are preliminary.

								       QUARTER ENDED
 (in millions)                                MAR 95        DEC 94        SEP 94        JUN 94        MAR 94

LOANS BY TYPE
Commercial/industrial                      $   9,644.0   $   7,006.4   $   6,201.3   $   5,992.7   $   6,188.7
Owner-occupied commercial
  real estate                                  1,564.7       1,412.0       1,423.4       1,407.1       1,421.8
Real estate investor/
  developer
    Commercial mortgage                        1,231.6       1,309.2       1,401.3       1,461.0       1,518.7
    Construction and other                       136.4         157.4         150.5         150.9         152.1
Consumer
  Residential mortgage                         5,541.2       5,592.1       5,608.1       5,474.0       5,570.3
  Home equity                                  1,582.9       1,625.7       1,628.8       1,609.9       1,580.1
  Installment/other                            1,434.0       1,384.3       1,322.5       1,233.5       1,127.5
  Total                                    $  21,134.8   $  18,487.1   $  17,735.9   $  17,329.1   $  17,559.2

NONACCRUING LOANS
  BY TYPE

Commercial/industrial                      $      55.0   $      36.0   $      59.3   $      60.6   $      63.6
Owner-occupied commercial
  real estate                                     52.0          57.6          59.8          67.5          72.8
Real estate investor/
  developer
    Commercial mortgage                           64.5          66.9          65.9          70.6          92.0
    Construction and other                         4.7          16.0          24.1          20.9          24.9
Consumer
  Residential mortgage                            42.6          38.4          46.2          48.8          61.2
  Home equity                                      7.2           6.5           7.0           8.2           9.2
  Installment/other                                2.4           2.6           3.6           8.6           4.9
  Total                                    $     228.4   $     224.0   $     265.9   $     285.2   $     328.6

(in millions, except                                                   QUARTER ENDED
 ratio data)                                  MAR 95        DEC 94        SEP 94        JUN 94        MAR 94

ASSET QUALITY
Nonaccruing loans
  Less than 90 days past due               $      76.6   $      72.5   $      72.5   $      78.1   $      90.2
  90 or more days past due                       151.8         151.5         193.4         207.1         238.4
  Total nonaccruing loans                        228.4         224.0         265.9         285.2         328.6

Foreclosed properties                             11.9          18.8          32.1          42.5          51.5

  Total nonaccruing loans plus
    foreclosed properties                  $     240.3   $     242.8   $     298.0   $     327.7   $     380.1

Restructured loans                         $      29.8   $      41.8   $      31.1   $      63.8   $      63.6

Accruing loans past
  due 90 days or more                      $      55.6   $      43.3   $      53.1   $      47.8   $      46.4

Nonaccruing loans to loans                        1.08 %        1.21 %        1.50 %        1.65 %        1.87 %
Nonaccruing loans plus
  foreclosed properties to loans
  plus foreclosed properties                      1.14          1.31          1.68          1.89          2.16
Reserve for credit losses to
  nonaccruing loans                             245.00        242.00        214.00        207.00        194.00

RESERVE FOR CREDIT LOSSES

Beginning balance                          $     542.1   $     567.8   $     589.8   $     638.5   $     669.2
Provision                                                                                                  3.0
Addition for loans purchased                      41.7                         4.3
Loan charge-offs                                 (33.4)        (43.7)        (40.7)        (60.5)        (45.7)
Recoveries                                         8.8          18.0          14.4          11.8          12.0
  Net charge-offs                                (24.6)        (25.7)        (26.3)        (48.7)        (33.7)
Ending balance                             $     559.2   $     542.1   $     567.8   $     589.8   $     638.5

Net charge-offs (annualized) to
  average loans                                   0.49 %        0.57 %        0.60 %        1.10 %        0.78 %
Reserve for credit losses to loans                2.65          2.93          3.20          3.40          3.64
Reserve for credit losses to
  net charge-offs (annualized)                    5.67 X        5.28 X        5.40 X        3.03 X        4.75 X